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                                                                    Exhibit 23.1
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                      CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in this Registration Statement of IGI, Inc. on Form S-8 of our report, dated March 31, 1995, on our audits of the consolidated financial statements and financial statement schedules of IGI, Inc. as of December 31, 1994 and 1993, and for the years ended December 31, 1994, 1993 and 1992, which report is included in the Annual Report on Form 10-K incorporated by reference into this Registration Statement.




Coopers & Lybrand L.L.P.
Philadelphia, Pennsylvania
December 20, 1995